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[LETTERHEAD]


                                               January 22, 1998

Regis Corporation
7201 Metro Boulevard
Minneapolis, Minnesota 55439
Attention: Kyle Didier, Manager, Finance

     RE: AMENDMENT TO PRIVATE SHELF AGREEMENT DATED AS OF JULY 25, 1995 (AS AMENDED AS OF JULY 11, 1997, AND AS OTHERWISE AMENDED FROM TIME TO TIME, THE "AGREEMENT"), BY AND BETWEEN REGIS CORPORATION (THE "COMPANY") AND THE PRUDENTIAL INSURANCE COMPANY OF AMERICA ("PRUDENTIAL")

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Ladies and Gentlemen:

     Reference is made to the above-captioned Agreement, pursuant to which the Company issued and sold and Prudential purchased the Company's:

         (i)  6.94% $10,000,000 Series A Senior Notes due July 1, 2005;
         (ii) 7.99% $5,000,000 Series B Senior Notes due July 1, 2003;
         (iii)7.80% $22,000,000 Series C Senior Notes due July 1, 2006;
         (iv) 7.16% $5,000,000 Series D Senior Notes due January 2, 2002;
         (v)  8.18% $8,000,000 Series E Senior Notes due July 2, 2006; and
         (vi) 7.48% $2,000,000 Series F Senior Notes due July 2, 2006.

     Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

     Pursuant to the request of the Company and in accordance with the provisions of paragraph 11C of the Agreement, the parties hereto agree as follows:

     SECTION 1. AMENDMENT. From and after the date this letter becomes effective in accordance with its terms, the Agreement is amended as follows:

     1.1 Paragraph 5K of the Agreement is deleted hereby.


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Regis Corporation
January 22, 1998
Page 2


     1.2 Paragraph 6C(2)(iii) of the Agreement is amended hereby by deleting it in its entirety and substituting it with the following:

               "(iii) Current Debt, PROVIDED that any holder of such Current Debt (other than a holder of Permitted Seller Current Debt) is party to an Offset Sharing Agreement, and".

     1.3 Paragraph 6C(3)(vii)(a) of the Agreement is amended hereby by deleting the following parenthetical phrase "(excluding up to a $4,000,000 equity contribution to a single United Kingdom based corporation if made after June 23, 1995 and prior to October 1, 1995)".

     1.4 Paragraphs 7A(iii), 7A(xiii), 8F, 8J, 8L, and 8M of the Agreement are amended hereby by inserting the term "Restricted" prior to the term "Subsidiary" each time such term appears therein.

     1.5 Paragraph 10B of the Agreement is amended hereby by deleting therefrom the definition of "Consolidated Net Income", "Consolidated Net Worth", "Tangible Net Worth" and "Total Debt" and substituting therefor the following:

             "'CONSOLIDATED NET INCOME' shall mean, as to any period, the net income of the Company and Restricted Subsidiaries on a consolidated basis."

             "'CONSOLIDATED NET WORTH' shall mean, as of any time of determination thereof, (i) the shareholders' equity (or deficit) of the Company and its Restricted Subsidiaries, as the same would be shown on a consolidated balance sheet of the Company and its Restricted Subsidiaries, MINUS (ii) the aggregate amount of Investments in Unrestricted Subsidiaries which are deemed not to be Investments for purposes of paragraph 6C(3) as a result of clause (vii)(b) thereof."

             "'TANGIBLE NET WORTH' shall mean, as of any time of determination thereof, the net worth of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles, plus, to the extent not included in the assets of the Company and its Restricted Subsidiaries used in determining such net worth, the amount of the cash surrender value of life insurance policies maintained by the Company on the lives of executive officers, plus any amount of Funded Debt of the Company that is subordinated to the Notes and to all of the Company's obligations under this Agreement in a manner and form satisfactory to Prudential in its sole discretion as to the right to and time of payment of such Funded Debt, and


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Regis Corporation
January 22, 1998
Page 3


     as to any rights and remedies of Prudential and other holders of any Notes with respect to such Funded Debt, minus the sum of (i) the amount of any General Intangibles, (ii) amounts due from Affiliates and (iii) the amount of investments in Unrestricted Subsidiaries."

             "'TOTAL DEBT' shall mean, as of any time of determination thereof, the aggregate amount of (i) all Funded Debt of the Company and Restricted Subsidiaries PLUS (ii) the average outstanding daily balance of all Current Debt of the Company and Restricted Subsidiaries during the twelve calendar month period most recently ended as of any time of determination, MINUS (iii) Debt of Restricted Subsidiaries owed to the Company or a Wholly-Owned Subsidiary."

     1.6 Paragraph 10B of the Agreement is amended further hereby by adding thereto the following definitions, which shall be inserted in proper alphabetical order:

             "'PERMITTED SELLER CURRENT DEBT' shall mean Seller Current Debt that (i) does not exceed $5,000,000 in aggregate outstanding principal amount, either individually or collectively with all other Seller Current Debt incurred in connection with the same purchase of an operating business, and (ii) does not collectively with all other outstanding Seller Current Debt exceed $10,000,000 in aggregate outstanding principal amount."

             "'SELLER CURRENT DEBT' shall mean Current Debt of the Company or a Restricted Subsidiary that is (i) incurred in connection with the purchase through asset purchase, stock purchase, merger, or consolidation, of any operating business, (ii) is payable to the seller(s) of such business or to the shareholders or other equity holders of the seller(s) of such business, and (iii) represents deferred purchase price for the purchased business."

     1.7 Paragraph 10B of the Agreement is amended further hereby by deleting the definition of "Subordinated Debt".

     SECTION 2. REPRESENTATION AND WARRANTY. The Company hereby represents and warrants that no Default or Event of Default exists under the Agreement as of the date hereof.


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Regis Corporation
January 22, 1998
Page 4


     SECTION 3. CONDITIONS PRECEDENT. This letter shall become effective as of October 1, 1997 upon the return by the Company to Prudential of a counterpart hereof duly executed by the Company and Prudential. Such counterpart should be returned to: Prudential Capital Group, Two Prudential Plaza, Suite 5600, Chicago, Illinois 60601-6716, Attention: Marianne Grabowski.

     SECTION 4. REFERENCE TO AND EFFECT ON AGREEMENT. Upon the effectiveness of this letter, each reference to the Agreement in any other document, instrument or agreement shall mean and be a reference to the Agreement as modified by this letter. Except as specifically set forth in Section 1 hereof, the Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

     SECTION 5. GOVERNING LAW. THIS LETTER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS OF SUCH STATE.

     SECTION 6. COUNTERPARTS; SECTION TITLES. This letter may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. The section titles contained in this letter are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.


                                       Very truly yours,

                                       THE PRUDENTIAL INSURANCE COMPANY
                                        OF AMERICA


                                       By: /s/ Illegible
                                           ---------------------------------
                                               Vice President

Agreed and accepted:

REGIS CORPORATION


By:      /s/ Randy L. Pearce
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             RANDY L. PEARCE

Title:  SENIOR VICE PRESIDENT-FINANCE
        CHIEF FINANCIAL OFFICER
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